UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2005

CONOR MEDSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51066	94-3350973
(Commission File Number)	(IRS Employer Identification No.)

1003 Hamilton Court

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2005, the Compensation Committee of the Board of Directors of Conor Medsystems, Inc. approved an increase of annual base salaries, retroactive to April 1, 2005, for the following executive officers of Conor Medsystems, Inc. as follows:

Officer	Title	Salary($)
Michael Boennighausen	Vice President, Finance and Administration and Chief Financial Officer	220,000
Stephen H. Diaz	Vice President, Engineering and Pilot Production	180,000
Azin Parhizgar, Ph.D.	Vice President, Chief Operating Officer	245,000
John F. Shanley	Chief Technology Officer	220,000
Jeff Tillack	Vice President, Operations	185,000

Item 2.02. Results of Operations and Financial Condition.

On May 11, 2005, Conor Medsystems, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2005. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information in this Item 2.02 and in the press release attached as Exhibit 99.1 to this current report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the press release attached as Exhibit 99.1 to this current report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Conor Medsystems, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Number	Description
99.1	Press Release entitled “Conor Medsystems Announces First Quarter 2005 Financial Results,” dated May 11, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOR MEDSYSTEMS, INC.

Dated: May 11, 2005	By:	/s/ MICHAEL BOENNIGHAUSEN Michael Boennighausen Vice President and Chief Financial Officer

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EXHIBIT INDEX

Number	Description
99.1	Press Release entitled “Conor Medsystems Announces First Quarter 2005 Financial Results,” dated May 11, 2005.

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